                                   Exhibit 8



                              December ____, 1998



Board of Directors:                        Board of Directors:
First M&F Corporation                      First Bolivar Capital Corporation
Merchants & Farmers Bank                   First National Bank of Bolivar County
221 Washington Street                      308 E. Sunflower Road
Kosciusko, Mississippi 39090               Cleveland, Mississippi 38732


     RE: THE FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN MATTERS ARISING UNDER THE CORPORATE REORGANIZATION PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Gentlemen:

     We have acted as counsel to First M&F Corporation, a Mississippi corporation ("First M&F"), and Merchants & Farmers Bank, a Mississippi state bank ("M&F Bank"), in connection with certain federal income tax matters relating to the transactions described in: (a) that certain Agreement and Plan of Merger, dated as of September 9, 1998 (the "Merger Agreement"), by and between First Bolivar Capital Corporation, a Mississippi corporation ("First Bolivar"), First National Bank of Bolivar County, a national banking association ("First National Bank"), M&F Bank, and First M&F, (b) that certain Company Merger Agreement between First M&F and First Bolivar, dated as of September 9, 1998, and (c) that certain Bank Merger Agreement between First National Bank and M&F Bank, dated as of September 9, 1998. The merger of First Bolivar with and into First M&F is hereinafter referred to as the "Company Merger." The merger of the two banks is hereinafter referred to as the "Bank Merger." Both mergers are sometimes hereinafter collectively referred to as the "Mergers," and each merger is more fully described herein. This opinion is furnished to you pursuant to Section 8.2e. of the Merger Agreement. Except as otherwise defined herein, all capitalized terms herein have the same meanings as set forth in the Merger Agreement.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the merger agreements noted above and such other

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 2



documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied upon certain written representations and covenants of the parties to the Company Merger and the Bank Merger set forth in the Certificates which are attached hereto as Exhibits "A," "B," and "C."

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant.

               I.  BACKGROUND FACTS CONCERNING CORPORATE PARTIES

A.   First M&F Corporation and Merchants & Farmers Bank.

     First M&F is a Mississippi corporation chartered for the primary purpose of acting as a bank holding company for M&F Bank, a Mississippi-chartered state bank. First M&F is registered as a bank holding company with the Federal Reserve System.

     First M&F was incorporated in 1979 by management of M&F Bank and became the parent of M&F Bank through an exchange offer pursuant to which First M&F issued shares of common stock and debentures in exchange for the then-outstanding shares of M&F Bank. As of November 1, 1998, the authorized capital stock of First M&F consisted of 15,000,000 shares of common stock, 1,000,000 shares of Class A voting preferred stock, and 1,000,000 shares of Class B voting preferred stock, of which 3,394,656 shares of common stock (the "First M&F Common Stock") and no shares of preferred stock were outstanding. First M&F is a publicly held company and its stock is currently traded on the NASDAQ Stock Exchange.

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 3

     First M&F presently owns 100% of the outstanding common stock of M&F Bank (the "M&F Bank Common Stock"). M&F Bank has a wholly-owned finance company subsidiary, M&F Financial Services, Inc., located in Bruce, Mississippi, a wholly-owned credit insurance subsidiary, First M&F Insurance Company, Inc., based in Kosciusko, Mississippi, a wholly-owned real estate property management subsidiary, Merchants and Farmers Bank Securities Corp., Inc., based in Kosciusko, Mississippi, and a wholly-owned insurance agency, M&F Insurance Agency, Inc.

B.   First Bolivar Capital Corporation and First National Bank of Bolivar
     County.

     First Bolivar is a one-bank holding company which was incorporated under Mississippi law on October 23, 1981 for the purpose of acquiring the outstanding stock of First National Bank and for related purposes. First Bolivar acquired its ownership in First National Bank's stock by means of an exchange offer to First National Bank's shareholders which was consummated in December, 1981. The authorized capital structure of First Bolivar consists solely of 1,000,000 shares of common stock, having a $10.00 par value per share. As of November 1, 1998, there were 29,230 shares of First Bolivar common stock issued and outstanding (the "First Bolivar Common Stock"), owned by 54 shareholders of record.

     The authorized capital of First National Bank consists solely of 1,000,000 shares of common stock, having a $10.00 par value per share. As of November 1, 1998, there were 30,000 shares of First National Bank common stock issued and outstanding (the "First National Bank Common Stock"), about 99% of which (29,770 shares) is owned by First Bolivar. First National Bank is First Bolivar's only subsidiary.


                  II.  DESCRIPTION OF PROPOSED COMPANY MERGER

     The proposed Company Merger will be structured in accordance with the Merger Agreement, the Company Merger Agreement, the laws of the State of Mississippi, applicable federal law, the statements and representations of the parties to the transactions, and the following descriptions:

     (1) On the Effective Date, First Bolivar will be merged with and into First M&F on the terms and subject to the conditions set forth in the Merger Agreement and the Company Merger Agreement, some of which are further described below. First M&F will acquire all of the assets and assume all of the

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 4


          liabilities of First Bolivar. First M&F will continue in existence as the surviving corporation. First Bolivar will cease to exist at the Effective Date of the Company Merger.

     (2) Except for shares as to which dissenters' rights, if any, have been perfected and not withdrawn or otherwise forfeited under applicable Mississippi law, on the Effective Date (pursuant to Section 3.1b. of the Merger Agreement), each issued and outstanding share of First Bolivar Common Stock shall automatically be exchanged for and converted into the right to receive the Conversion Number of shares of First M&F Common Stock, namely, 8.32169 shares (the "First Bolivar Exchange Ratio").

     (3) If after calculation of the First Bolivar Exchange Ratio, a holder of shares of First Bolivar Common Stock is entitled to receive a fraction of a share of First M&F's Common Stock, no such fractional share will be issued (see Section 3.2e. of the Merger Agreement). In lieu thereof, cash will be paid to such shareholder in an amount equal to such fractional part of a share of First M&F Common Stock multiplied by $37.00.

     (4) As a result of the Company Merger, the First Bolivar shareholders (other than those First Bolivar shareholders who perfect any applicable dissenters' rights) will become shareholders of First M&F.

     (5) After the Company Merger, First M&F will continue its historical business and the business of First Bolivar in a substantially unchanged manner.

                   III.  DESCRIPTION OF PROPOSED BANK MERGER

     The proposed Bank Merger will be structured in accordance with the Merger Agreement, the Bank Merger Agreement, the laws of the State of Mississippi and the United States, the statements and representations of the parties to the transactions, and the following descriptions:

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 5


     (1) Shortly after the Company Merger on the Effective Date, First National Bank will be merged with and into M&F Bank on the terms and subject to the conditions set forth in the Merger Agreement and the Bank Merger Agreement, some of which are further described below. M&F Bank will acquire all of the assets and assume all of the liabilities of First National Bank. M&F Bank will continue in existence as the surviving corporation. First National Bank will cease to exist at the Effective Date of the Bank Merger.

     (2) Except for (a) shares as to which dissenters' rights, if any, have been perfected and not withdrawn or otherwise forfeited under applicable Mississippi law, and (b) shares held by First Bolivar, on the Effective Date (pursuant to Section 3.1d. of the Merger Agreement), each issued and outstanding share of First National Bank Common Stock shall automatically be exchanged for and converted into the right to receive from First M&F, the Conversion Number of shares of First M&F Common Stock, namely, 8.32169 shares (the "First National Bank Exchange Ratio"). (The holders of such remaining shares of issued and outstanding First National Bank Common Stock are hereinafter referred to as the "First National Bank Minority Shareholders.")

     (3) The First National Bank Common Stock held by First M&F immediately after and as a result of the Company Merger will be canceled or retired as a result of the Bank Merger, and no additional M&F Bank Common Stock will be issued to First M&F in connection with the Bank Merger.

     (4) If after calculation of the First National Bank Exchange Ratio, a First National Bank Minority Shareholder is entitled to receive a fraction of a share of First M&F Common Stock, no such fractional share will be issued. In lieu thereof, cash will be paid to such shareholder in an amount equal to such fractional part of a share of First M&F Common Stock multiplied by $37.00.

     (5) As a result of the Bank Merger, the First National Bank Minority Shareholders (i.e., shareholders other than First M&F and those First

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 6


          National Bank shareholders who perfect any applicable dissenters' rights) will become shareholders of First M&F.

     (6)  No M&F Bank Common Stock will be issued in the Bank Merger.

     (7) The ownership structure between First M&F and M&F Bank will not change as a result of the Bank Merger. After the Bank Merger, M&F Bank will continue its historical business and the business of First National Bank in a substantially unchanged manner.


                         IV.  REASONS FOR THE MERGERS


     In deciding to enter into the Merger Agreement, the boards of directors of the parties to the Mergers consulted with management and considered a number of factors, including, but not limited to, the following: (1) the parties' respective earnings and dividend records, financial conditions, historical stock prices and managements; (2) the market for First National Bank's services and the competitive pressures existing in First National Bank's market area; (3) the outlook for First Bolivar and First National Bank in the financial institutions industry; (4) the amount and type of consideration to be received by the shareholders; (5) the fact that First M&F Common Stock to be received pursuant to the Mergers will be listed for trading on the Nasdaq Stock Market and should provide the shareholders with liquidity that is currently unavailable to them; and (6) recent changes in the regulatory environment will result in First Bolivar and First National Bank facing additional competitive pressures in First National Bank's market area from other financial institutions with greater financial resources capable of offering a broad array of financial services.


                                  V.  OPINION

     In reliance upon the foregoing facts and the representations of the parties to the Merger transactions, and based upon our review of such documents and consideration of such legal matters as we have deemed relevant and sufficient to enable us to render an

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 7


informed opinion, we are of the opinion that the federal income tax consequences of the proposed Mergers will be as follows:

A.   With respect to the Company Merger:

     1. Provided the proposed merger of First Bolivar with and into First M&F qualifies as a statutory merger under applicable state or federal law, the acquisition by First M&F of all of the assets of First Bolivar in exchange for the First Bolivar Exchange Ratio and the assumption of liabilities of First Bolivar will constitute a reorganization within the meaning of Code section 368(a)(1)(A)./(1/)/ First M&F and First Bolivar will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

     2. No gain or loss will be recognized to First Bolivar on the transfer of all of its assets to First M&F in exchange for the First Bolivar Exchange Ratio (all of which will be distributed to the First Bolivar shareholders), and the assumption by First M&F of the liabilities of First Bolivar and the liabilities to which the transferred assets are subject (Code sections 361(b)(1)(A) and 357(a)).

     3. No gain or loss will be recognized to First M&F upon the receipt by First M&F of all of the assets of First Bolivar in exchange for the First Bolivar Exchange Ratio paid to the First Bolivar shareholders and the assumption by First M&F of the liabilities of First Bolivar and the liabilities to which the transferred assets are subject (Rev. Rul 57-278, 1957-1 C.B. 124).

     4. No gain or loss will be recognized by the shareholders of First Bolivar upon their receipt of First M&F Common Stock (i.e., the First Bolivar Exchange Ratio) (including fractional share interests to which they may be entitled)

--------------------

     /(1/)/Unless otherwise noted, hereafter all section references are to the Code.

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 8



          solely in exchange for their First Bolivar Common Stock (Code section 354 (a)(1)).

     5. Where a dissenting First Bolivar shareholder receives solely cash in exchange for all of his or her First Bolivar Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

     6. The basis of the First M&F Common Stock to be received by the First Bolivar shareholders (including any fractional share interests to which they may be entitled) will be, in each instance, the same as the basis of the First Bolivar Common Stock surrendered in exchange therefor (Code section 358).

     7. The holding period of the First M&F Common Stock to be received by the First Bolivar shareholders (including any fractional share interests to which they may be entitled) will include, in each case, the period during which the First Bolivar Common Stock surrendered in exchange therefor was held, provided that the First Bolivar Common Stock is held as a capital asset in the hands of the First Bolivar shareholder on the Effective Date of the Company Merger (Code section 1223(1)).

     8. The basis of the assets of First Bolivar in the hands of First M&F will be, in each instance, the same as the basis of those assets in the hands of First Bolivar immediately prior to the Company Merger (Code section 362(b)).

     9. The holding period of First Bolivar's assets in the hands of First M&F will, in each instance, include the period during which such assets were held by First Bolivar (Code section 1223(2)).

     10. The payment of cash to First Bolivar shareholders in lieu of fractional shares of First M&F Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed by First M&F as part of the reorganization exchange and then redeemed by First M&F. The cash payments will be treated as having been received as distributions in

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 9


          redemption of such stock, subject to the provisions and limitations of section 302 of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116; Rev.
          Proc. 77-41, 1977-2 C.B. 574).

B.   With respect to the Bank Merger:

     1. Provided the proposed merger of First National Bank with and into M&F Bank qualifies as a statutory merger under applicable Mississippi and federal law, the acquisition by M&F Bank of substantially all of the assets of First National Bank in exchange for the First National Bank Exchange Ratio and the assumption of liabilities of First National Bank will constitute a reorganization within the meaning of Code section 368(a)(1)(A) and section 368(a)(2)(D).

          For purposes of this opinion, "substantially all" means at least
          90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of First National Bank held immediately prior to the Bank Merger. First M&F, M&F Bank, and First National Bank will each be "a party to a reorganization" within the meaning of section 368(b) of the Code.

     2. No gain or loss will be recognized by First National Bank upon the transfer of substantially all of its assets to M&F Bank in exchange for the First National Bank Exchange Ratio (all of which will be distributed to the First National Bank Minority Shareholders), and the assumption by M&F Bank of the liabilities of First National Bank and the liabilities to which the transferred assets are subject (Code sections 361(b)(1)(A) and 357(a)).

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 10


     3. No gain or loss will be recognized by either First M&F or M&F Bank on the receipt by M&F Bank of substantially all of the assets of First National Bank in exchange for the First National Bank Exchange Ratio and the assumption by M&F Bank of the liabilities of First National Bank and the liabilities to which the transferred assets are subject (Rev. Rul. 57-278, 1957-1 C.B. 124).

     4. The basis of the assets of First National Bank in the hands of M&F Bank will be, in each instance, the same as the basis of those assets in the hands of First National Bank immediately prior to the Bank Merger (Code section 362(b)).

     5. The holding period of First National Bank's assets in the hands of M&F Bank will, in each instance, include the period during which such assets were held by First National Bank (Code section 1223(2)).

     6. No gain or loss will be recognized by the First National Bank Minority Shareholders upon their receipt of First M&F Common Stock (i.e., the First National Bank Exchange Ratio) (including fractional share interests to which they may be entitled) solely in exchange for their First National Bank Common Stock (Code section 354(a)(1)).

     7. Where a dissenting First National Bank shareholder receives solely cash in exchange for all of his or her First National Bank Common Stock, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of section 302.

     8. The basis of the First M&F Common Stock to be received by the First National Bank Minority Shareholders

Board of Directors
First M&F Corporation
Merchants & Farmers Bank
First Bolivar Capital Corporation
First National Bank of Bolivar County
December __, 1998
Page 11


          (including any fractional share interests to which they may be entitled) will be, in each instance, the same as the basis of the First National Bank Common Stock surrendered in exchange therefor (Code section 358(a)(1)).

     9. The holding period of the First M&F Common Stock to be received by the First National Bank Minority Shareholders (including any fractional share interests to which they may be entitled) will include, in each case, the period during which the First National Bank Common Stock surrendered in exchange therefor was held, provided that the First National Bank Common Stock is held as a capital asset in the hands of the First National Bank Minority Shareholder on the Effective Date of the Bank Merger (Code section 1223(1)).

     10.The payment of cash to First National Bank Minority Shareholders in lieu of fractional shares of First M&F Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed by First M&F as part of the reorganization exchange and then redeemed by First M&F. The cash payments will be treated as having been received as distributions in redemption of such stock, subject to the provisions and limitations of section 302 of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2
          C.B. 574).

                                      ****

     We have qualified our opinions by reference to the Code, the Treasury Regulations promulgated thereunder, and existing judicial and administrative interpretations thereof. In so opining, we have relied upon the foregoing facts and representations and have reviewed such documents and have considered such legal matters as we have deemed relevant and sufficient to enable us to render an informed opinion. While we have not been requested nor have we undertaken to make independent investigations to verify the representations and statements described above or set forth in the Certificates attached as Exhibits "A," "B," and "C," based upon our discussions with representatives of the parties and our limited review of certain background material, we believe that it is reasonable for us to rely on such representations and statements.

     Our opinion is limited to the specific opinions expressed above, and no other opinions are intended nor should they be inferred. An opinion of counsel has no binding effect upon the Service and no assurances can be given that the conclusions reached in any opinion will not be contested by the Service, or if contested, will be sustained by a court. By rendering this opinion, we do not obligate ourselves to update our opinions due to subsequent events, including changes in law, which may arise after this date.

     The opinions we have expressed above are based on the facts and representations outlined herein being correct in all material respects as of the dates indicated or at the time of the proposed transactions, as the case may be. In the event that one or more of the facts or representations are incorrect for any such time, our opinion would likely be substantially different than that expressed above.

     The opinion expressed herein is for the sole benefit of First M&F, First Bolivar, First National Bank, and M&F Bank, together with their respective shareholders and legal counsel for their use in connection with the proposed Mergers, and is not to be used, delivered to or relied upon by any other party for any other purpose, and may not be circulated, quoted, or otherwise referred to for any other purpose without our prior written consent.

                                  Very truly yours,



                                  WATKINS LUDLAM WINTER & STENNIS, P.A.